UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2005

CELL POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-50062	59-1082273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1428 36th Street, Suite 205, Brooklyn, New York 11218
(Address of principal executive offices, including Zip Code)

(718) 436-7931
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On September 16, 2005, Cell Power Technologies, Inc. (the “Company”) filed a complaint in the Superior Court of the State of California in Los Angeles County against ARA Holdings, Inc., E&S International Enterprises, Inc. (“E&S”), Compact Power Systems, Inc. and certain other individuals alleging breach of contract, breach of covenant of good faith and fair dealing, violation of Sections 1709 and 1710 of the California Civil Code, negligent misrepresentation and violations of Section 17200 et seq. of the California Business and Professions Code and seeking monetary damages in an amount to be determined and an open book accounting.

The complaint relates to the Company’s exclusive distribution rights respecting, and rights to receive royalties from sales of, units of the Cellboost product line pursuant to the Agreement dated as of February 12, 2003 (the “Royalty and Sub-Distribution Agreement”) between E&S and Global Link Technologies, Inc. (“GBLK”) and the Amended and Restated Asset Purchase Agreement dated as of December 23, 2005 (the “Asset Purchase Agreement”) between the Company and GBLK. The Royalty and Sub Distribution Agreement and the Asset Purchase Agreement are referred to collectively as the “Cellboost Rights Agreements”.

The Cellboost Rights Agreements provide, in pertinent part, that the Company holds exclusive sub-distribution rights for Cellboost in Latin America, that E&S is not permitted to sell Cellboost units in Latin America without the prior consent of the Company and that E&S is required to pay the Company royalties in specified amounts on sales of Cellboost units the United States, its territories, Canada, Mexico, Latin America and Israel. The complaint alleges, among other things, that E&S has purported to grant a third party the exclusive right to distribute Cellboost units Latin America without the Company’s consent in violation of the Cellboost Rights Agreements and has intentionally failed to provide complete and accurate sales reports respecting the reported number of Cellboost units sold and otherwise withheld information from the Company, with the result that the Company has been fraudulently deprived of royalties rightfully owed to it under the Cellboost Rights Agreements. The complaint states that the damages the Company has incurred as a result of these actions is presently unknown but the Company estimates them to be no less than $32 million.

The Cellboost Rights Agreements are the Company’s sole revenue generating agreements.

There can be no assurance that the Company will prevail on any of the claims set forth in the complaint. A determination of the claims, or any material part of them, that is adverse to the Company could have a material adverse effect on the Company’s business, operating results or financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Dated: October 11, 2005	By:	/s/ Jacob Herskovits
Jacob Herskovits
President and Chief Executive Officer

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